Exhibit 3.16

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201	Filed in the office of	Document Number
(775) 684-5708	/s/ Barbara K. Cegavske	20180169027-66
Website: www.nvsos.gov	Barbara K. Cegavske	Filing Date and Time
	Secretary of State	04/13/2018 11:36 AM
	State of Nevada	Entity Number
Certificate of Amendment		E0382762007-2
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

OriginClear, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

OriginClear, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”) hereby certifies that the amendment set forth below to the Corporation’s Articles of lIncorporation (the “Articles”) was duly adopted in accordance with Sections 78.385 and 78.390 of the Nevada Revised Statutes:

The Articles have been amended as follows:

“3. Shares.

SEE ATTACHED

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:
51

4. Effective date and time of filing: (optional)	Date:	Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Amend Profit-After

This form must be accompanied by appropriate fees.	Revised: 1-5-15

Exhibit A

CERTIFICATE OF AMENDMENT
TO
THE ARTICLES OF INCORPORATION, AS AMENDED,
OF
ORIGINCLEAR, INC.

Originclear, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”) hereby certifies that the amendment set forth below to the Corporation’s Articles of Incorporation (the “Articles”) was duly adopted in accordance with Sections 78.385 and 78.390 of the Nevada Revised Statutes:

The Articles have been amended as follows:

1.	Article 3 is hereby amended as follows: “Shares.

The aggregate number of shares which this corporation shall have authority to issue is 2,550,000,000, consisting of 2,000,000,000 shares of Common Stock, par value $0.0001, and 550,000,000 shares of Preferred Stock, par value $0.0001. The Preferred Stock may be issued in one or more series at the discretion of the Board of Directors and the Board of Directors is hereby granted the authority to fix by resolution the rights, preference, privileges and other terms of the Preferred Stock or any series thereof, and to fix the number of shares of any such series (but not below the number of shares thereof then outstanding). All shares of any one series shall be alike except as otherwise provided by these Articles of Incorporation or the Nevada Business Corporation Act.”

2. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: greater than 50%

3. Effective date of filing: April 13, 2018

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer as of April 11, 2018.

By:	/s/ T. Riggs Eckelberry
Name:	T. Riggs Eckelberry
Title:	Chief Executive Officer